Exhibit 99.m(3)

CREDIT SUISSE FIXED INCOME FUND

CREDIT SUISSE SELECT EQUITY FUND

CREDIT SUISSE GLOBAL POST-VENTURE CAPITAL FUND

PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

CLASS A SHARES

Each of Credit Suisse Fixed Income Fund, Credit Suisse Select Equity Fund and Credit Suisse Global Post-Venture Capital Fund (each a “Fund,” together the “Funds”) is an open-end management investment company registered as such under the Investment Company Act of 1940 (the “Act”). Each Fund employs Credit Suisse Asset Management Securities, Inc. and/or others as the principal underwriter and distributor (the “Distributor”) of the Class A shares of the Fund pursuant to a written distribution agreement and desires to adopt a plan of distribution pursuant to Rule 12b-1 under the Act to assist in the distribution of Class A shares of the Fund.

The governing Board (the “Board”) of each Fund having determined that a plan of distribution containing the terms set forth herein is reasonably likely to benefit the Fund and its shareholders, each Fund hereby adopts the compensation-type plan of distribution for the Fund’s Class A shares (the “Plan”) pursuant to Rule 12b-1 under the Act on the following terms and conditions:

1.                                           Each Fund is hereby authorized to pay to the Distributor as compensation for its services, distribution payments and/or service fees (the “Payments”) in connection with the distribution of Class A shares of the Fund equal to .25 of 1% of the average daily net assets of the Class A shares of the Fund. Such Payments shall be accrued daily and paid monthly in arrears.

2.                                           Payments under this Plan are not limited to the expenses actually incurred in providing services hereunder, and such payments may exceed expenses actually incurred. Furthermore, any portion of any fee paid to the Distributor or to any of its affiliates by the Fund, or any of their past profits or other revenue, may be used in their sole discretion to provide services to shareholders of the Fund or to foster distribution of Class A shares. The Distributor or the Fund’s investment adviser or their affiliates may, from such entity’s own resources, pay a fee to an organization whose clients or customers own or may own Class A shares.

3.                                          Payments may be made by each Fund under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of Class A shares of the Fund. The scope of the foregoing shall be interpreted by the Board from time to time, including the selection of those activities for which payment can be made, whose decision shall be conclusive. Without in any way limiting the discretion of the Board, the following activities are hereby declared to be primarily intended to result in the sale of Class A shares of the Fund: advertising the Fund either alone or together with other funds; compensating underwriters, dealers, brokers, banks and other selling entities and sales and marketing personnel of any of them for sales of Class A shares of the Fund, whether in a lump sum or on a continuous, periodic, contingent, deferred or other basis; compensating underwriters, dealers, brokers, banks and other servicing entities and servicing personnel (including the Distributor, the Fund’s investment adviser and their personnel) of any of them for providing services to shareholders of the Fund relating to their investment in the Fund, including assistance in connection with inquiries relating to shareholder accounts; the production and dissemination of prospectuses and statements of additional information of the Fund and the preparation, production and dissemination of sales, marketing and shareholder servicing materials; third party consultancy or similar expenses relating to any activity for which Payment is authorized by the Board; and the financing of any activity for which Payment is authorized by the Board.

4.                                       Amounts paid to the Distributor by each Fund under the Plan will not be used to pay the distribution expenses incurred with respect to any other class of shares of the Fund, except that distribution expenses attributable to the Fund as a whole will be allocated to the Class A shares according to the ratio of the sales of Class A shares to the total sales of the Fund’s shares over the Fund’s fiscal year or such other allocation method approved by the Board.

5.                                       Each Fund is hereby authorized and directed to enter into appropriate written agreements with the Distributor and each other person to whom the Company intends to make any Payment, and the Distributor is hereby authorized and directed to enter into appropriate written agreements with each person to whom the Distributor intends to make any payments in the nature of a Payment. The foregoing requirement is not intended to apply to any agreement or arrangement with respect to which the party to whom Payment is to be made does not have the purpose set forth in Section 2 above (such as the printer in the case of the printing of a prospectus or a newspaper in the case of an advertisement) unless the Board determines that such an agreement or arrangement should be treated as a “related agreement” for purposes of Rule 12b-1 under the Act.

6.                                       Each agreement required to be in writing by Section 4 must contain the provisions required by Rule 12b-1 under the Act and must be approved by a majority of the Board (“Board Approval”) and by a majority of the Board members (“Disinterested Board Member Approval”) who are not “interested persons” of the relevant Fund and have no direct or indirect financial interest in the operation of the Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement.

7.                                       The officers, investment adviser or Distributor of each Fund, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such Payments were made.

8.                                       To the extent any activity is covered by Section 2 and is also an activity which each Fund may pay for on behalf of the Fund without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-1 of the Act (such as the printing of prospectuses for existing Fund shareholders), this Plan shall not be construed to prevent or restrict the Fund from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in the calculation of Payments subject to the limitation set forth in Section 1.

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9.                                       This Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding voting securities of the Class A shares of the Fund. This Plan may not be amended in any material respect without Board Approval and Disinterested Board Member Approval and may not be amended to increase the maximum level of Payments permitted hereunder without such approvals and further approval by a vote of at least a majority of the outstanding voting securities of the Fund. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Fund only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Board Member Approval.

10.                                 While the Plan is in effect with respect to a Fund, the selection and nomination of the Board members who are not “interested persons” of the Fund will be committed to the discretion of such disinterested Board members.

11.                                 This Plan may be terminated with respect to a Fund at any time by a vote of the Board members who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement hereunder, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding voting securities of the Class A shares of the relevant Fund.

12.                                 For purposes of this Plan the terms “interested person” and “related agreement” shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission thereunder and the term “vote of a majority of the outstanding voting securities” of the Class A shares of the Fund shall mean the vote, at the annual or a special meeting of the holders of Class A shares of the Fund duly called, of the lesser of (a) 67% or more of the voting securities of the Class A shares of the Fund present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Class A shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Class A shares of the Fund.

April 26, 2001, as revised May 3, 2004

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CREDIT SUISSE FIXED INCOME FUND

CREDIT SUISSE SELECT EQUITY FUND

CREDIT SUISSE GLOBAL POST-VENTURE CAPITAL FUND

PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

CLASS B SHARES

Each of Credit Suisse Fixed Income Fund, Credit Suisse Select Equity Fund and Credit Suisse Global Post-Venture Capital Fund (each a “Fund,” together the “Funds”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “Act”). Each Fund intends to employ Credit Suisse Asset Management Securities, Inc. and/or others as the principal underwriter and distributor (the “Distributor”) of the Class B shares of the Fund pursuant to a written distribution agreement and desires to adopt a plan of distribution pursuant to Rule 12b-1 under the Act to assist in the distribution of Class B shares of the Fund.

The governing Board (the “Board”) of each Fund having determined that a plan of distribution containing the terms set forth herein is reasonably likely to benefit the Fund and its shareholders, each Fund hereby adopts a compensation-type plan of distribution for the Fund’s Class B shares (the “Plan”) pursuant to Rule 12b-1 under the Act on the following terms and conditions:

1.             Each Fund is hereby authorized to pay to the Distributor as compensation for its services, distribution payments (the “Payments”) in connection with the distribution of Class B shares of the Fund in an aggregate amount equal to 1.0% per year of the average daily net assets of Class B shares of the Fund consisting of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class B shares of the Fund and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class B shares of the Fund. Such Payments shall be accrued daily and paid monthly in arrears.

2.             Payments under this Plan are not limited to the expenses actually incurred in providing services hereunder, and such payments may exceed expenses actually incurred. Furthermore, any portion of any fee paid to the Distributor or to any of its affiliates by the Fund, or any of their past profits or other revenue, may be used in their sole discretion to provide services to shareholders of the Fund or to foster distribution of Class B shares. The Distributor or the Fund’s investment adviser or their affiliates may, from such entity’s own resources, pay a fee to an organization whose clients or customers own or may own Class B shares.

3.             Payments may be made by each Fund under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of Class B shares of the Fund. The scope of the foregoing shall be interpreted by the Board from time to time, including the selection of those activities for which payment can be made, whose decision shall be conclusive. Without in any way limiting the discretion of the Board, the following activities are hereby declared to be primarily intended to result in the sale of Class B shares of the Fund: advertising the Fund either alone or together with other funds; compensating underwriters, dealers, brokers, banks and other selling entities and sales and marketing personnel of any of them for sales of Class B shares of the Fund, whether in a lump sum or on a continuous, periodic, contingent, deferred or other basis; compensating underwriters, dealers, brokers, banks and other servicing entities and servicing personnel (including the Distributor the Fund’s investment adviser and their personnel) of any of them for providing services to shareholders of the Fund relating to their investment in the Fund, including assistance in connection with inquiries relating to shareholder accounts; the production and dissemination of prospectuses and statements of additional information of the Fund and the preparation, production and dissemination of sales, marketing and shareholder servicing materials; third party consultancy or similar expenses relating to any activity for which Payment is authorized by the Board; and the financing of any activity for which Payment is authorized by the Board.

4.                   Amounts paid to the Distributor by each Fund under the Plan will not be used to pay the distribution expenses incurred with respect to any other class of shares of the Fund, except that distribution expenses attributable to the Fund as a whole will be allocated to the Class B shares according to the ratio of the sales of Class B shares to the total sales of the Fund’s shares over the Fund’s fiscal year or such other allocation method approved by the Board.

5.                   Each Fund is hereby authorized and directed to enter into appropriate written agreements with the Distributor and each other person to whom the Company intends to make any Payment, and the Distributor is hereby authorized and directed to enter into appropriate written agreements with each person to whom the Distributor intends to make any payments in the nature of a Payment. The foregoing requirement is not intended to apply to any agreement or arrangement with respect to which the party to whom Payment is to be made does not have the purpose set forth in Section 2 above (such as the printer in the case of the printing of a prospectus or a newspaper in the case of an advertisement) unless the Board determines that such an agreement or arrangement should be treated as a “related agreement” for purposes of Rule 12b-l under the Act.

6.                   Each agreement required to be in writing by Section 4 must contain the provisions required by Rule 12b-l under the Act and must be approved by a majority of the Board (“Board Approval”) and by a majority of the Board members (“Disinterested Board Member Approval”) who are not “interested persons” of the relevant Fund and have no direct or indirect financial interest in the operation of the Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement.

7.                   The officers, investment adviser or Distributor of each Fund, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such Payments were made.

8.                   To the extent any activity is covered by Section 2 and is also an activity which each Fund may pay for on behalf of the Fund without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-1 of the Act (such as the printing of prospectuses for existing Fund shareholders), this Plan shall not be construed to prevent or restrict the Fund from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in the calculation of Payments subject to the limitation set forth in Section 1.

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9.             This Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding voting securities of the Class B shares of the Fund. This Plan may not be amended in any material respect without Board Approval and Disinterested Board Member Approval and may not be amended to increase the maximum level of Payments permitted hereunder without such approvals and further approval by a vote of at least a majority of the outstanding voting securities of the Fund. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Fund only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Board Member Approval.

10.           While the Plan is in effect with respect to a Fund, the selection and nomination of the Board members who are not “interested persona” of the Fund will be committed to the discretion of such disinterested Board members.

11.                This Plan may be terminated with respect to a Fund at any time by a vote of the Board members who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement hereunder, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding voting securities of the Class B shares of the relevant Fund.

12.                For purposes of this Plan the terms “interested person” and “related agreement” shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission thereunder and the term “vote of a majority of the outstanding voting securities” of the Class B shares of the Fund shall mean the vote, at the annual or a special meeting of the holders of Class B shares of the Fund duly called, of the lesser of (a) 67% or more of the voting securities of the Class B shares of the Fund present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Class B shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Class B shares of the Fund.

April 26, 2001, as revised May 3, 2004

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CREDIT SUISSE FIXED INCOME FUND

CREDIT SUISSE SELECT EQUITY FUND

CREDIT SUISSE GLOBAL POST-VENTURE CAPITAL FUND

PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-l

CLASS C SHARES

Each of Credit Suisse Fixed Income Fund, Credit Suisse Select Equity Fund and Credit Suisse Global Post-Venture Capital Fund (each a “Fund,” together the “Funds”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “Act”). Each Fund intends to employ Credit Suisse Asset Management Securities, Inc. and/or others as the principal underwriter and distributor (the “Distributor”) of the Class C shares of the Fund pursuant to a written distribution agreement and desires to adopt a plan of distribution pursuant to Rule 12b-l under the Act to assist in the distribution of Class C shares of the Fund.

The governing Board (the “Board”) of each Fund having determined that a plan of distribution containing the terms set forth herein is reasonably likely to benefit the Fund and its shareholders, each Fund hereby adopts a compensation-type plan of distribution for the Fund’s Class C shares (the “Plan”) pursuant to Rule 12b-l under the Act on the following terms and conditions:

1.             Each Fund is hereby authorized to pay to the Distributor as compensation for its services, distribution payments (the “Payments”) in connection with the distribution of Class C shares of the Fund in an aggregate amount equal to 1.0% per year of the average daily net assets of Class C shares of the Fund consisting of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class C shares of the Fund and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class C shares of the Fund. Such Payments shall be accrued daily and paid monthly in arrears.

2.                   Payments under this Plan are not limited to the expenses actually incurred in providing services hereunder, and such payments may exceed expenses actually incurred, Furthermore, any portion of any fee paid to the Distributor or to any of its affiliates by the Fund, or any of their past profits or other revenue, may be used in their sole discretion to provide services to shareholders of the Fund or to foster distribution of Class C shares. The Distributor or the Fund’s investment adviser or their affiliates may, from such entity’s own resources, pay a fee to an organization whose clients or customers own or may own Class C shares.

3.                   Payments may be made by each Fund under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of Class C shares of the Fund. The scope of the foregoing shall be interpreted by the Board from time to time, including the selection of those activities for which payment can be made, whose decision shall be conclusive. Without in any way limiting the discretion of the Board, the following activities are hereby declared to be primarily intended to result in the sale of Class C shares of the Fund: advertising the Fund either alone or together with other funds; compensating underwriters, dealers, brokers, banks and other selling entities and sales and marketing personnel of any of them for sales of Class C shares of the Fund, whether in a lump sum or on a continuous, periodic, contingent, deferred or other basis; compensating underwriters, dealers, brokers, banks and other servicing entities and servicing personnel (including the Distributor, the Fund’s investment adviser and their personnel) of any of them for providing services to shareholders of the Fund relating to their investment in the Fund, including assistance in connection with inquiries relating to shareholder accounts; the production and dissemination of prospectuses and statements of additional information of the Fund and the preparation, production and dissemination of sales, marketing and shareholder servicing materials; third party consultancy or similar expenses relating to any activity for which Payment is authorized by the Board; and the financing of any activity for which Payment is authorized by the Board.

4.                   Amounts paid to the Distributor by each Fund under the Plan will not be used to pay the distribution expenses incurred with respect to any other class of shares of the Fund, except that distribution expenses attributable to the Fund as a whole will be allocated to the Class C shares according to the ratio of the sales of Class C shares to the total sales of the Fund’s shares over the Fund’s fiscal year or such other allocation method approved by the Board.

5.                   Each Fund is hereby authorized and directed to enter into appropriate written agreements with the Distributor and each other person to whom the Fund intends to make any Payment, and the Distributor is hereby authorized and directed to enter into appropriate written agreements with each person to whom the Distributor intends to make any payments in the nature of a Payment. The foregoing requirement is not intended to apply to any agreement or arrangement with respect to which the party to whom Payment is to be made does not have the purpose set forth in Section 2 above (such as the printer in the case of the printing of a prospectus or a newspaper in the case of an advertisement) unless the Board determines that such an agreement or arrangement should be treated as a “related agreement” for purposes of Rule 12b-l under the Act.

6.                   Each agreement required to be in writing by Section 4 must contain the provisions required by Rule 12b-1 under the Act and must be approved by a majority of the Board (“Board Approval”) and by a majority of the Board members (“Disinterested Board Member Approval”) who are not “interested persons” of the relevant Fund and have no direct or indirect financial interest in the operation of the Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement.

7.                   The officers, investment adviser or Distributor of each Fund, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such Payments were made.

8.                   To the extent any activity is covered by Section 2 and is also an activity which each Fund may pay for on behalf of the Fund without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-l of the Act (such as the printing of prospectuses for existing Fund shareholders), this Plan shall not be construed to prevent or restrict the Fund from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in the calculation of Payments subject to the limitation set forth in Section 1.

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9.                   This Plan shall not take effect until it has been approved by a vote of at least a majority of the outstanding voting securities of the Class C shares of the Fund. This Plan may not be amended in any material respect without Board Approval and Disinterested Board Member Approval and may not be amended to increase the maximum level of Payments permitted hereunder without such approvals and further approval by a vote of at least a majority of the outstanding voting securities of the Fund. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Fund only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Board Member Approval.

10.                 While the Plan is in effect with respect to a Fund, the selection and nomination of the Board members who are not “interested persons” of the Fund will be committed to the discretion of such disinterested Board members.

11.           This Plan may be terminated with respect to a Fund at any time by a vote of the Board members who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or any agreement hereunder, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding voting securities of the Class C shares of the relevant Fund.

12.           For purposes of this Plan the terms “interested person” and “related agreement” shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission thereunder and the term “vote of a majority of the outstanding voting securities” of the Class C shares of the Fund shall mean the vote, at the annual or a special meeting of the holders of Class C shares of the Fund duly called, of the lesser of (a) 67% or more of the voting securities of the Class C shares of the Fund present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Class C shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Class C shares of the Fund.

April 26, 2001, as revised May 3, 2004

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